Ex-99.e.1.ii

AMENDMENT 1 TO
SCHEDULE I
OF THE DISTRIBUTION AGREEMENT

       This Schedule to the Distribution Agreement between Delaware Group Global & International Funds and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended as of December 29, 2008 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

			Portion designated
		Total 12b-1 Plan Fee	as Service Fee Rate
		Rate (per annum of	(per annum of the
		the Series’ average	Series’ average
		daily net assets	daily net assets
		represented by shares	represented by	Original
Series Name	Class Names	of the Class)	shares of the Class)	Effective Date
Delaware Emerging Markets	A Class	.30%		April 19, 2001
Fund
	B Class	1.00%	1.00%	April 19, 2001
	C Class	1.00%	1.00%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware International Value	A Class	.30%		April 19, 2001
Equity Fund
	B Class	1.00%	1.00%	April 19, 2001
	C Class	1.00%	1.00%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Global Value Fund	A Class	.30%		April 19, 2001
(formerly, Delaware
International Small Cap Value
Fund)
	B Class	1.00%	1.00%	April 19, 2001
	C Class	1.00%	1.00%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Focus Global Growth	A Class	.30%		December 29, 2008
Fund*
	C Class	1.00%	1.00%	December 29, 2008
	R Class	.60%		December 29, 2008
	Institutional Class			December 29, 2008

* THE MAXIMUM 12B-1 FEES FOR CLASS A SHARES WILL BE 0.30% (FIXED INITIALLY AT 0.25% WHEN AVAILABLE IN FULL DISTRIBUTION), CLASS C SHARES WILL BE 1.00% AND CLASS R SHARES WILL BE 0.60% (FIXED INITIALLY AT 0.50% WHEN AVAILABLE IN FULL DISTRIBUTION). ALL THE 12B-1 FEES WILL BE VOLUNTARILY WAIVED WHILE THE FUND IS IN LIMITED DISTRIBUTION AS THERE WILL BE NO ACTIVE DISTRIBUTION EFFORTS AND RELATED EXPENSES DURING THIS PERIOD.

DELAWARE DISTRIBUTORS, L.P.

DELAWARE DISTRIBUTORS, INC.,
General Partner

By:	/s/ Philip N. Russo
Name:	Philip N. Russo
Title:	Executive Vice President

Delaware Group Global & International Funds
on behalf of the Series listed on Schedule I

By:	/s/ Patrick P. Coyne
Name:	Patrick P. Coyne
Title:	President and Chief Executive Officer